Exhibit 10.7

NANO VIBRONIX, INC.

FORM OF SUBSCRIPTION AGREEMENT

SERIES B CONVERTIBLE PREFERRED STOCK

AND WARRANTS

SUBSCRIPTION AGREEMENT (the “Agreement”) dated as of March ___, 2009 between Nano Vibronix, Inc., a Delaware corporation (the “Company”), and the persons who execute this agreement as investors (collectively, the “Investors”).

WITNESSETH:

WHEREAS, the Company desires to sell to the Investors, and the Investors desire to purchase, an aggregate of _______ shares of Series B Convertible Preferred Stock, par value $.001 per share, of the Company (the “Shares”) with warrants, in substantially the form attached hereto as Exhibit 1, exercisable to purchase an aggregate of ____ Shares at $17.25 per share, subject to adjustment (the “Warrants”), all for an aggregate price of US$______.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto hereby agree as follows:

1.           Purchase and Sale of Securities.

1.1.       Sale and Issuance of Securities. The Company shall sell to the Investors and the Investors shall purchase from the Company, an aggregate of (x) _____ Shares (the “Purchased Shares”) and (y) Warrants to purchase an aggregate of _____ shares of Common Stock (the “Purchased Warrants” and, collectively with the Purchased Shares, the “Securities”), for an aggregate purchase price of US$______.

1.2.       The closing (the “Closing”) of the purchase and sale of the Securities hereunder shall take place within three (3) business days of the date of this Agreement or such other date agreed to by the Company and the Investors (the “Closing Date”). The Closing shall take place remotely by means of and concurrently with the electronic or facsimile exchange of documents and signatures at the Company or at such location as is mutually acceptable to the Investors and the Company. At the Closing:

(a)          each Investor shall deliver to the Company by wire transfer as set forth below:

Mellon Bank Pittsburdgh, PA

ABA # :                          043000261

FFC:                                Merrill Lynch

Account # :                     101-1730

Name on the account:     NanoVibronix Inc

FFC:                                831-07B23

or such other method of payment as the Company shall approve, an amount equal to the purchase price of the Securities purchased by such Investor hereunder; and

(b)          the Company shall issue and deliver to each Investor a stock certificate registered in the name of the Investor, representing the number of Purchased Shares purchased by such Investor, and the number of Purchased Warrants purchased by such Investor; and

(c)          the Company shall have obtained all requisite approvals and waivers of its Board of Directors and stockholders with respect to the transactions described herein and the amendment and restatement of the Company’s certificate of incorporation in substantially the form attached hereto as Exhibit 2 and shall have filed such certificate with the Secretary of State of the State of Delaware.

2.           Representations and Warranties of the Company. The Company hereby makes the following representations and warranties only:

2.1           The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own or lease its properties as and in the places where such business is conducted and to carry on its business as conducted, and (iii) is duly qualified as a foreign corporation authorized to do business in every jurisdiction where the failure to so qualify, individually or in the aggregate, would have a material adverse effect on the operations, assets, liabilities, financial condition or business of the Company or its subsidiary (“Material Adverse Effect”).

2.2           The subsidiary is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect.

2.3           As of the date of this Agreement (assuming that the Restated Certificate has been filed) and as of the Closing, the Company (i) has the requisite corporate power and authority to execute, deliver and perform this Agreement and the other documents set forth in Section 1.2 above (“Transaction Documents”) and to incur the obligations herein and therein and (ii) has been authorized by all necessary corporate action to execute, deliver and perform this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby (the “Contemplated Transactions”).

2.4           Each of this Agreement and the other Transaction Documents is a valid and binding obligation of the Company enforceable in accordance with its terms except as limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding at law or equity).

2.5            As of the date of this Agreement (assuming that the Restated Certificate has been filed) and as of the Closing, the issuance of the Securities has been duly authorized by all necessary corporate action on the part of the Company and, when issued to, delivered to, and paid for by the Investors in accordance with this Agreement, the Purchased Shares will be validly issued, fully paid and non-assessable.

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3.           Representations and Warranties and Agreement of the Investors. Each Investor represents and warrants to the Company as follows:

3.1.        Authorization. Each Investor (i) has full power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and to incur the obligations herein and therein and (ii) if applicable, has been authorized by all necessary corporate action to execute, deliver and perform this Agreement and the other Transaction Documents and to consummate the Contemplated Transactions. Each of this Agreement and the other Transaction Documents is a valid and binding obligation of Investor enforceable in accordance with its terms, except as limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding at law or equity).

3.2.        Securities Laws Representations and Covenants of Investors.

(a)          This Agreement is made with each Investor in reliance upon such Investor’s representation to the Company, which by such Investor’s execution of this Agreement such Investor hereby confirms, that the Securities to be received by such Investor will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof such that such Investor would constitute an “underwriter” under the Securities Act of 1933, as amended (the “Securities Act”). The Investor has not granted any right to any other person to acquire the Securities purchased by such Investor or the shares of the Company issuable upon the conversion or exercise of the Securities (“Underlying Shares”) except as permitted by the Securities Act and other applicable securities laws.

(b)          Each Investor understands and acknowledges that the offering of the Securities pursuant to this Agreement will not be registered under the Securities Act or qualified under any other applicable securities laws on the grounds that the offering and sale of the Securities are exempt from registration and qualification and that the Company’s reliance upon such exemption is predicated upon such Investor’s representations set forth in this Agreement.

(c)          Each Investor covenants that, unless the Purchased Shares, the Purchased Warrants, the Underlying Shares or any other shares of capital stock of the Company received in respect of the foregoing have been registered pursuant to the Securities Act, such Investor will not dispose of such securities unless and until such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with an opinion of counsel reasonably satisfactory in form and substance to the Company and its counsel to the effect that (i) such disposition will not require registration under the Securities Act and (ii) appropriate action necessary for compliance with the Securities Act and any applicable state, local or foreign law has been taken. Therefore, such Investor may be required to hold such securities for an indeterminate period.

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(d)         Each Investor further represents that such Investor (i) is able to fend for itself in the Contemplated Transactions; (ii) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of such Investor’s prospective investment in the Securities; (iii)  has the ability to bear the economic risks of such Investor’s prospective investment and can afford the complete loss of such investment; (iv)  has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities; (v)  has had access to officers of the Company and an opportunity to ask questions of and receive satisfactory answers from such officers; (vi) qualifies as an “accredited investor” as such term is defined under Rule 501 promulgated under the Securities Act; and (vi) in the case a corporation, a partnership, a trust or other business entity, further represents by execution of this Agreement that it has not been organized for the purpose of purchasing the Securities.

(e)         The maximum liability of the Company under this Agreement to each Investor shall not exceed the purchase price paid by such Investor. An Investor may not bring any claim arising out of this Agreement unless written notice of the claim shall have been given to the Company no later than 3 months following of the date that the Company's financial statements for the period ending 31 December 2009 shall be made available.

(f)          Each Investor shall provide all information and execute all documents that the Company shall deem necessary to prepare and file with the SEC a Form D concerning the sale of the Securities.

3.3.         Legends. All certificates for the Securities, and the Underlying Shares, and each certificate representing any shares of capital stock of the Company received in respect of the foregoing, and each certificate for any such securities issued to subsequent transferees of any such certificate shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.”

In addition, such certificates shall bear any legend that, in the opinion of the Company’s counsel, is required under the other Transaction Documents or pursuant to any state, local or foreign law governing the Securities or the Underlying Shares.

3.4.        Brokers or Finders. Each Investor represents and warrants that neither the Company nor the Investor has incurred, directly or indirectly, as a result of any action taken by the Investor, any liability for brokerage of finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

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3.5.      Buyout Proposal.  If at any time (i) the Company receives from any third party (in which no stockholder has a significant interest) a bona fide offer or proposal (a “Buyout Proposal”) to purchase all of the shares of the Company, or all or substantially all of the assets of the Company, or to effect a merger or consolidation with the Company, which is conditioned upon the sale of all shares of the Company to such third party or stockholder approval and (ii) the holders of shares representing seventy five percent (75%) of the aggregate voting power of the Company approve the Buyout Proposal, then the Investors shall transfer their stock in the Company to such third party or shall vote in favor of the proposed Buyout Proposal, as applicable.

4. Adjustments.

4.1  Definitions.

(a)      “Issuance Conversion Event” shall mean an aggregate investment in the Company of $1,000,000 or more in which the Company shall have issued shares in the Company or securities (including convertible debt) exercisable or convertible into shares in the Company at a specific price per share, other than shares issued (i) to employees, directors or consultants pursuant to any equity compensation plan or otherwise approved by the Company’s Board of Directors; (ii) by reason of a stock dividend, stock split, split-up or other distribution of shares of Common Stock; (iii) to bona fide leasing companies, strategic partners, or major lenders; or (iv) upon conversion or exercise of options, warrants or other convertible securities which are outstanding at the date of this Agreement.

(b)      “Non-Qualifying Issuance” shall mean an aggregate investment in the Company of less than $1,000,000 which is otherwise described in Section 4.1(a) above.

(c)      “Entity Conversion Event” shall mean a reorganization, consolidation or merger of the Company into or with any other entity (other than a transaction as a result of which the stockholders of the Company immediately prior to such transaction hold a majority of the combined voting power of the surviving entity immediately after such transaction), the sale of all or substantially all of the Company’s business assets, or the sale of all or substantially all of the shares in the Company.

(d)      “Conversion Period” shall mean the period commencing immediately after the completion of the current round of investment and ending on March 31, 2012.

4.2  The Securities shall be subject to exchange and/or modification (as described below) upon the first to occur of the following events or election during the Conversion Period:

(a)  In the event that an Issuance Conversion Event shall occur during the Conversion Period, the Securities purchased under this Agreement and any Underlying Shares purchased pursuant to the Warrants shall automatically be cancelled and shall represent solely the right to receive such number of Issuance Conversion Event securities which would have been issued to such Investor pursuant to the terms of such Issuance in consideration for the sum of: (1) the purchase price paid by the Investor hereunder, (2) any purchase price previously paid in connection with any prior exercise of the Warrants, plus (3) simple interest at 8% per annum from the date of payment of such amounts provided that   the purchase price for such Issuance Conversion Event securities shall be deemed reduced by thirty (30%) percent.

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(b) The Company shall give the Investor written notice of each Non-Qualifying Issuance. Within 10 days of the Company’s notice, the Investor may elect by written notice to the Company and the surrender of his Securities and any Underlying Shares purchased pursuant to the Warrants to receive in exchange therefor such number of Non-Qualifying Issuance securities which would have been issued to him in consideration for the sum of: (1) the purchase price paid by the Investor hereunder, plus (2) any purchase price previously paid in connection with any prior exercise of the Warrants.

(c)  In the event that an Entity Conversion Event shall occur during the Conversion Period, the Investor may elect to receive, in lieu of any distribution due under the Amended and Restated Certificate of Incorporation and in cancellation of his Purchased Shares, proceeds (to the extent available before any distributions are made to the holders of Series A Stock or Common Stock) equal to: (i) 130% of the purchase price paid under this Agreement, plus (ii) an amount equal to simple interest on the purchase price at 8% per annum from the date of payment.

4.3  In the event that during the Conversion Period, a Conversion Event shall not have occurred and the Investor shall not have elected to exchange such Investor’s Securities as set forth in Section 4.2(b) above, (a) the Investor shall be issued additional shares of Series B Convertible Preferred Stock such that the Investor’s average purchase price for the Purchased Shares and the additional shares issuable under this Section shall be $10.00 per share; and (b) the Purchased Warrants shall be amended so that the “Purchase Price” therein shall be $10.00 per share and the aggregate number of Warrants increased accordingly. (Such $10.00 amount shall be appropriately adjusted in the case of stock dividend, stock split or combination.)

5.           Miscellaneous.

5.1.       Entire Agreement; Successors and Assigns. This Agreement (including all schedules and exhibits thereto) constitutes the entire contract between the parties relative to the subject matter hereof and thereof. Any previous agreement among the parties with respect to the sale of the Securities is superseded by this Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties. Except as expressly provided herein, nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

5.2.       Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of New York without regard to principles of conflicts of law. Each party hereby irrevocably consents and submits to the jurisdiction of any New York State or United States Federal Court sitting in the State of New York, County of New York, over any action or proceeding arising out of or relating to this Agreement and irrevocably consents to the service of any and all process in any such action or proceeding by registered mail addressed to such party at its address shown below. Each party further waives any objection to venue in New York and any objection to an action or proceeding in such state and county on the basis of forum non-conveniens. Each party also waives any right to trial by jury.

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5.3.       Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.4.       Headings. The headings of the sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

5.5.       Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery and if a fax number has been provided, upon delivery (with answerback confirmed), addressed to a party at its address and the fax number, if any, shown below or at such other address and fax number as such party may designate by three days advance notice to the other party.

Any notice to the Investors shall be sent to the addresses set forth on the signature pages hereof.

Any notice to the Company shall be sent to:	With a copy to:
Nano Vibronix Inc.
601 Chestnut Street
Cedarhurst, NY 11516	Nano Vibronix, Inc.
Attention: Dr. Harold Jacob	Fax: +972 4 820 2794
Fax: 516 569 6872

5.6.        Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or any other provision of this Agreement.

5.7.       Expenses. Irrespective of whether the Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. Each Investor shall be responsible for all costs incurred by it in connection with the negotiation, execution, delivery and performance of this Agreement including, but not limited to, legal fees and expenses.

5.8        Amendments and Waivers. Any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the aggregate then-outstanding Shares. Any amendment or waiver effected in accordance with this Section shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including the Underlying Shares or other securities into which such securities are convertible), each future holder of all such securities, and the Company.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

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SIGNATURE PAGE

TO

NANO VIBRONIX INC.

SUBSCRIPTION AGREEMENT

IF the PURCHASER is an INDIVIDUAL, please complete the following:

IN WITNESS WHEREOF, the undersigned has executed this Agreement this __ day of ______________.

Amount of Subscription:

$_________

Number of Purchased Shares:	Investor Name:

Signature of Investor

Social Security Number

Address and Fax Number

ACCEPTED AND AGREED:

NANO VIBRONIX INC.

By:
Name:
Title:

Dated:

SIGNATURE PAGE

TO

NANO VIBRONIX, INC.

SUBSCRIPTION AGREEMENT

IF the INTERESTS will be held as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY, please complete the following:

IN WITNESS WHEREOF, the undersigned has executed this Agreement this __ day of ____________.

Amount of Subscription:
$__________________	Print Name of a Purchaser

Number of Purchased Shares:
___________	Signature of a Purchaser

Print Name of Spouse or Other Purchaser

Signature of Spouse or Other Purchaser

Social Security Number

Address

ACCEPTED AND AGREED:

NANO VIBRONIX INC.

By:
Name:
Title:

Dated: ________________

SIGNATURE PAGE

TO

NANO VIBRONIX INC.

SUBSCRIPTION AGREEMENT

IF the PURCHASER is a PARTNERSHIP, CORPORATION, TRUST or OTHER ENTITY, please complete the following:

IN WITNESS WHEREOF, the undersigned has executed this Agreement this __ day of ______________.

Amount of Subscription:
$___________________

Number of Purchased Shares:
_____________

Print Full Legal Name of Partnership,
Company, Trust or Other Entity

By:
(Authorized Signatory)
Name:
Title:

Address and Fax Number:

Employer Identification Number: _________
Date and State of Incorporation or Organization:______________________
Date on which Taxable Year Ends:_________________________________

ACCEPTED AND AGREED:

NANO VIBRONIX INC.

By:
Name:
Title:

Dated:

EXHIBIT 1

Void after March 31, 2014	Warrant No. ________

This Warrant and any shares acquired upon the exercise of this Warrant have not been registered under the Securities Act of 1933. This Warrant and such shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act. This Warrant and such shares may not be transferred except upon the conditions specified in this Warrant, and no transfer of this Warrant or such shares shall be valid or effective unless and until such conditions shall have been complied with.

NANO VIBRONIX, INC.

SERIES B PREFERRED STOCK PURCHASE WARRANT

Nano Vibronix, Inc. (the “Company”), having its principal office at 601 Chestnut Street, Cedarhurst, NY 11516, hereby certifies that, for value received, _____________ (“Investor”), or assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time on, or from time to time after, ________, 2009 and before 5:00 P.M., New York City time, on March 31, 2014, or as curtailed in accordance with the terms hereof (the “Expiration Date”), ______________ fully paid and non-assessable shares of Preferred Stock of the Company, at the Purchase Price per share of $17.25. The number and character of such shares of Preferred Stock and the Purchase Price per share are subject to adjustment as provided herein.

This Warrant is subject to adjustment and modification in accordance with the provisions of the Subscription Agreement dated as of _________, 2009 between the Company and the Investor, et al (“Subscription Agreement”).

As used herein, the following terms have the following respective meanings:

“Preferred Stock” means the Series B Convertible Preferred Stock, par value $.001 per share, of the Company.

“Exchange Act” means the Securities Exchange Act of 1934 as the same shall be in effect at the time.

“Holder” means any record owner of this Warrant.

“Market Price” has the meaning set forth in Section 2.4.

“Original Issue Date” means _______.

“Other Securities” refers to any stock (other than Preferred Stock) and other securities of the Company or any other entity which the Holder of this Warrant at any time shall be entitled to receive, or shall have received, upon the exercise of this Warrant, in lieu of or in addition to Preferred Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Preferred Stock or Other Securities pursuant to Section 5 or otherwise.

“Securities Act” means the Securities Act of 1933 as the same shall be in effect at the time.

“Underlying Securities” means any Preferred Stock or Other Securities issued or issuable upon exercise of this Warrant.

“Warrant” means, as applicable, this Warrant or each right as set forth in this Warrant to purchase one share of Preferred Stock, as adjusted.

1.            Sale or Exercise Without Registration. If, at the time of any exercise, transfer or surrender for exchange of a Warrant or of Underlying Securities previously issued upon the exercise of Warrants, such Warrant or Underlying Securities shall not be registered under the Securities Act, the Company may require, as a condition of allowing such exercise, transfer or exchange, that the Holder or transferee of such Warrant or Underlying Securities, as the case may be, furnish to the Company an opinion of counsel, reasonably satisfactory to the Company, to the effect that such exercise, transfer or exchange may be made without registration under the Securities Act.

2.	Exercise of Warrant.

2.1. Exercise in Full. Subject to the provisions hereof, this Warrant may be exercised in full by the Holder hereof by surrender of this Warrant, with the form of subscription at the end hereof duly executed by such Holder, to the Company at its principal office accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Purchase Stock issuable upon exercise of this Warrant by the Purchase Price per share, after giving effect to all adjustments through the date of exercise.

2.2. Partial Exercise. Subject to the provisions hereof, this Warrant may be exercised in part by surrender of this Warrant in the manner and at the place provided in Section 3.1 except that the amount payable by the Holder upon any partial exercise shall be the amount obtained by multiplying (a) the number of shares of Preferred Stock (without giving effect to any adjustment therein) designated by the Holder in the subscription at the end hereof, by (b) the Purchase Price per share. Upon any such partial exercise, the Company at its expense will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant of like tenor, for the remaining number of shares of Preferred Stock which may be purchased hereunder.

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2.3. Certain Exercises. If this Warrant is to be exercised in connection with a registered public offering or sale of the Company, such exercise may, at the election of the Holder, be conditioned on the consummation of the public offering or sale of the Company, in which case such exercise shall not be deemed effective until the consummation of such transaction.

3.             Delivery of Stock Certificates, etc., on Exercise. As soon as practicable after the exercise of this Warrant in full or in part, the Company at its own expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and non-assessable shares of Preferred Stock or Other Securities to which such Holder shall be entitled upon such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then-current Market Price of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 4 or otherwise.

4.             Adjustment for Dividends in Other Stock, Property, etc.; Reclassification, etc. In case at any time or from time to time after the Original Issue Date, the holders of Preferred Stock (or, if applicable, Other Securities) shall have received, or (on or after the record date fixed for the determination of stockholders eligible to receive) shall have become entitled to receive, without payment therefor

(a)      other or additional stock or other securities or property (other than cash) by way of dividend, or

(b)      any cash paid or payable (including, without limitation, by way of dividend), or

(c)      other or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement, then, and in each such case the Holder of this Warrant, upon the exercise hereof as provided in Section 2, shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 4) which such Holder would hold on the date of such exercise if on the Original Issue Date such Holder had been the Holder of record of the number of shares of Preferred Stock called for on the face of this Warrant and had thereafter, during the period from the Original Issue Date to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 4) receivable by such Holder as aforesaid during such period, giving effect to all adjustments called for during such period by Section 5 hereof. If the number of shares of Preferred Stock outstanding at any time after the date hereof is decreased by a combination or reverse stock split of the outstanding shares of Common Stock, the Purchase Price per share shall be increased, and the number of shares of Preferred Stock purchasable under this Warrant shall be decreased in proportion to such decrease in outstanding shares of Preferred Stock.

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5.     Reorganization, Consolidation, Merger, etc. In case the Company after the Original Issue Date shall (a) effect a reorganization, (b) consolidate with or merge into any other entity or (c) transfer all or substantially all of its properties or assets to any other entity under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, the Warrant shall be terminated upon such consummation or dissolution.

6.     Further Assurances. The Company will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of stock upon the exercise of all Warrants from time to time outstanding.

7.     Officer's Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Preferred Stock (or Other Securities) issuable upon the exercise of the Warrants, the Company will issue a certificate setting forth such adjustment or readjustment and the basis therefor .

8.     Notices of Record Date, etc. In the event of

(a)       any taking by the Company of a record of its stockholders for the purpose of determining the stockholders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or for the purpose of determining stockholders who are entitled to vote in connection with any proposed capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person, or

(b)       any voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

(c)          any proposed issue or grant by the Company of any Common Stock, or any other securities, or any right or option to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities (other than the issue of Common Stock on the exercise of the Warrants), then and in each such event the Company will mail or cause to be mailed to each Holder of a Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any, as of which the Holders of record of Underlying Securities shall be entitled to exchange their shares of Underlying Securities for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be given at least 10 days prior to the date therein specified.

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9.          Reservation of Stock, etc., Issuable on Exercise of Warrants. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of the Warrants, all shares of Preferred Stock (or Other Securities) from time to time issuable upon the exercise of the Warrants.

10.         Notices, etc. All notices and other communications from the Company to the Holder of this Warrant shall be delivered by fax or courier, at such address as may have been furnished to the Company in writing by such Holder, or, until an address is so furnished, to and at the address of the last Holder of this Warrant who has so furnished an address to the Company.

11.         Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holder or as otherwise provided in the Subscription Agreement. This Warrant shall be governed by and construed and enforced in accordance with the General Corporation Law of the State of Delaware without regard to principles of conflicts of law. Each party hereby irrevocably consents and submits to the jurisdiction of any New York State or United States Federal Court sitting in the State of New York, County of New York, over any action or proceeding arising out of or relating to this Agreement and irrevocably consents to the service of any and all process in any such action or proceeding by registered mail addressed to such party at its address specified herein (or as otherwise noticed to the other party). Each party further waives any objection to venue in New York and any objection to an action or proceeding in such state and county on the basis of forum non conveniens. Each party also waives any right to trial by jury.

Dated: __________ __, 2009	NANO VIBRONIX, INC.
By:
Name:
Attest:	Title:

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FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To: NANO VIBRONIX, INC.

The undersigned, the Holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, _________ shares of Preferred Stock of Nano Vibronix, Inc., and herewith makes payment therefor of $ * and requests that the certificates for such shares be issued in the name of, and delivered to, ___________________, whose address is _______________________.

Dated:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

(Address)

*	Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for additional Preferred Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.

.6

EXHIBIT 2

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NANO VIBRONIX, INC.

Nano Vibronix, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “GCL”), does hereby certify that:

1.           The name of the corporation is Nano Vibronix, Inc.

2.           The original Certificate of Incorporation of this Corporation was filed with the Secretary of State of Delaware on October 20, 2003.

3.           This Amended and Restated Certificate of Incorporation, which amends and restates the Corporation’s Certificate of Incorporation in its entirety, has been duly adopted with the provisions of Sections 242 and 245 of the GCL, and the stockholders of the Corporation have given their written consent in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware. The provisions of the Amended and Restated Certificate of Incorporation are as follows:

ARTICLE I

Name

The name of this corporation is Nano Vibronix, Inc. (the “Corporation”).

ARTICLE II

Registered Office

The registered office in the State of Delaware is located at 1313 Market Street, Suite 5100, in the City of Wilmington 19801, County of New Castle, and its registered agent at such address is PHS Corporate Services, Inc.

ARTICLE III

Purpose

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “GCL”).

ARTICLE IV

Authorized Capital

The Corporation is authorized to issue two classes of capital stock to be designated, respectively, “Common Stock” and “Preferred Stock”. The total number of shares that the Corporation is authorized to issue is three million four hundred thousand (3,400,000). Two million four hundred thousand (2,400,000) shares shall be Common Stock, par value $0.001 per share, and one million (1,000,000) shares shall be Preferred Stock, par value $0.001 per share.

Section 4A.          Common Stock.

4A.1.     General. Subject to the powers, preferences and rights of any Preferred Stock, including any series thereof, having any preference priority over, or rights superior to, the Common Stock and except as otherwise provided by law and this Article, the holders of the Common Stock shall have and possess all powers and voting and other rights pertaining to the stock of the corporation and each share of Common Stock shall be entitled to one vote. Except as otherwise provided by the Delaware General Corporation Law or this Third Amended and Restated Certificate of Incorporation, the holders of record of Common Stock shall share ratably in all dividends payable in cash, stock or otherwise and other distributions, whether in respect of liquidation or dissolution (voluntary or involuntary) or otherwise.

4A.2.     Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders. There shall be no cumulative voting.

4A.3      Number. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

4A.4      Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

4A.5      Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive ratably in all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

Section 4B.          Of the Preferred Stock, seven hundred thousand (700,000) shares shall be designated the Series A Participating Convertible Preferred Stock (the “Series A Stock”) and three hundred thousand (300,000) shares shall be designated the Series B Participating Convertible Preferred Stock (the “Series B Stock”). Capitalized terms not otherwise defined have the meanings set forth in Section 4.6 below. The rights, preferences, privileges and restrictions, and the number of shares constituting each such series (the “Series”) and the designation of such series, are set forth as follows:

4B.1.      Number and Designation. Any increase or decrease in the number of authorized shares of the Series shall be effectuated by filing an amendment to this Fourth Amended and Restated Certificate of Incorporation that has been duly adopted by the Board of Directors of the Corporation and approved by the stockholders of the Corporation pursuant to the provisions of the GCL and that states that such increase or reduction has been so authorized.

4B.2.      Dividends. When and as any dividend or distribution is declared or paid by the Corporation on Common Stock, whether payable in cash, property, securities or rights to acquire securities, the Series A Holders and Series B Holders will be entitled to participate with the holders of Common Stock in such dividend or distribution as set forth in this Section 4B.2. At the time such dividend or distribution is payable to the holders of Common Stock, the Corporation will pay to each Series A Holder and Series B Holder such holder’s share of such dividend or distribution equal to the amount of the dividend or distribution per share of Common Stock payable at such time multiplied by the aggregate number of shares of Common Stock then obtainable upon conversion of such holder’s Preferred Stock.

4B.3.      Voting Rights.

A.           Generally. Except as otherwise required by law or as set forth herein, the Series A Holders and Series B Holders shall be entitled to notice of any shareholders’ meeting and to vote together with the Common Stock, and not as a separate class (except as specifically provided herein or otherwise required by law), upon any matter submitted for approval by the holders of Common Stock on the following basis: the Series A Holders and Series B Holder shall have that number of votes equal to the aggregate number of shares of Common Stock into which their outstanding Preferred Stock is then convertible.

B.           Series A Directors. Until the earlier to occur of (i) a QIPO or (ii) the point at which the equity beneficially owned by the Investors constitutes less than five percent (5%) of the fully-diluted equity of the Corporation, the 2005 Investors shall have the exclusive right to elect one member of the Board of Directors of the Corporation (the “2005 Series A Director”), who shall also be appointed to the Compensation Committee of the Board of Directors. Until the earlier to occur of (i) a QIPO or (ii) the point at which the equity beneficially owned by the 2007 Investors constitutes less than five percent (5%) of the fully-diluted equity of the Corporation, Ludgate Investments Limited shall have the exclusive right to elect one member of the Board of Directors of the Corporation (the “2007 Series A Director”). The manner of election of the remaining members of the Board of Directors of the Corporation shall be as set forth in the Bylaws of the Corporation.

C.           In addition to any other rights provided by law, so long as any Series A Stock is outstanding but only until the earlier to occur of (x) a QIPO or (y) the point at which the equity beneficially owned by each of the 2005 Investors and the 2007 Investors constitutes less than five percent (5%) of the fully-diluted equity of the Corporation (except with respect to clause (i) below, which shall remain in place so long as any Series A Stock is outstanding), the Corporation, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of the Series A Stock, will not:

(i)          amend or repeal any provision of, or add any provision to, the Corporation’s Certificate of Incorporation, as amended or By-Laws if such action would alter adversely the liquidation preferences of, or other priorities, rights or privileges provided for the benefit of, the Series A Stock; or

(ii)         authorize or issue shares of any class or series of stock (other than the Series A Stock) having any preference or priority as to dividends, voting or liquidation or other rights superior to, or pari passu with, any such preference, priority, right or privilege of the Series A Stock, or authorize or issue shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of the Corporation having any preference or priority as to dividends, voting or liquidation or other rights superior to any such priority, right or privilege of the Series A Stock;

(iii)        reclassify any class or series of stock junior to the Series A Stock into stock senior to the Series A Stock with respect to any preference, priority, right or privilege;

(iv)        repurchase or redeem any equity securities of the Corporation; or

(v)         increase the number of members of the Corporation’s Board of Directors to more than five members, except in connection with the issuance of equity securities of the Corporation to investors who purchase a minimum of fifteen percent (15%) of the then-current fully diluted equity of the Corporation.

4B.4.      Preference Upon Liquidation.

A.           Upon any liquidation, dissolution or winding up of the Corporation, (i) first, each Series B Holder will be entitled to be paid, before any distribution or payment is made upon any other securities of the Corporation, an amount in cash equal to the aggregate Liquidation Value of all shares of Series B Stock held by such holder; (ii) second, each Series A Holder will be entitled to be paid, before any distribution or payment is made upon any Junior Securities of the Corporation, an amount in cash equal to the aggregate Liquidation Value of all shares of Series A Stock held by such holder; (iii) thereafter, each Series A Holder and Series B Holder shall participate in any distribution or payment on a pro rata basis with all Junior Securities and such shares shall thereafter have only the rights of Common Stock as if such holder’s Preferred Stock had been converted into Common Stock pursuant to Section 4B.5(A).

B.           Notwithstanding Section 4B.5B(ii) below, the reorganization, consolidation or the merger of the Corporation into or with any other corporation(s) or other entity(ies) (other than a transaction as a result of which the stockholders of the Corporation immediately prior to such transaction hold a majority of the combined voting power of the surviving entity immediately after such transaction) (a “Reorganization”), the sale, lease, licensing, exchange or other transfer by the Corporation of all or more than 50% of the Corporation’s business assets or the commencement by the Corporation of a voluntary case under the United States bankruptcy laws or any applicable bankruptcy, insolvency or similar law of any other country, or consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of or more than 50% of the Corporation’s business assets, or the making of an assignment for the benefit of its creditors, or an admission in writing of its inability to pay its debts generally as they become due (any of such actions or events, a “Material Event”), will be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4B.4. Notwithstanding the foregoing, any Series A Holder [or Series B Holder] may elect, in such holder’s sole discretion, upon written notice to the Corporation not less than three (3) days before any such Reorganization, for such Reorganization of the Corporation not to be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4B.4 with respect to such holder’s shares.

4B.5.      Conversion into Conversion Stock

A.           Conversion.

(i)           Mandatory Conversion.

(a)          Upon QIPO. All of the outstanding shares of Series A Stock and Series B Stock will be automatically converted into the number of shares of Conversion Stock calculated in accordance with the provisions of Section 4.5A(iii) hereof upon the closing of the QIPO. Written notice of such mandatory conversion shall be delivered to all holders of Preferred Stock as soon as reasonably possible following the entry into definitive agreements for the consummation of the QIPO.

(b)          Upon Call of Required Holders. The Required Holders of the Series A Stock or Series B Stock may, upon at least thirty (30) days notice to the Corporation, cause each outstanding share of Series A Stock or Series B Stock, respectively, to be called for conversion into shares of Common Stock at the then effective Conversion Price (a “Required Conversion”). Such notice shall state the requested date of conversion. The Corporation shall give notice of any Required Conversion, at least fifteen (15) days prior to the requested date of conversion, by certified or registered mail (return receipt requested), postage prepaid, to each of the Series A Holders or Series B Holders (other than the Required Holders who have given a notice of conversion). Such notice shall be addressed to each such Series A Holder or Series B Holder at the address as it appears on the stock transfer books of the Corporation and shall specify the date of conversion and the number of shares requested to be converted.

(ii)          Optional Conversion. A Series A Holder or Series B Holder shall at any time have the right to convert any or all of its shares of Preferred Stock into the number of shares of Conversion Stock calculated in accordance with the provisions of Section 4B.5A(iii) hereof.

(iii)         Conversion Ratio. Upon conversion of any or all shares of Preferred Stock pursuant to this Section 4B.5A, the Holder shall be entitled to receive the number of shares of Conversion Stock equal to the product of (a) the number of shares of Preferred Stock being converted and (b) a fraction, the numerator of which shall be equal to the Series Issuance Price (as hereafter defined), and the denominator of which shall be equal to the then-applicable Conversion Price (as adjusted, if applicable, pursuant to the provisions of Section 4B.5B hereof).

(iv)         As soon as possible after a conversion has been effected, the Corporation will deliver to the converting holder:

(a)          a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified; and

(b)          a certificate representing any shares of Series A Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

(v)          Fractional Shares. No fractional shares of Conversion Stock shall be issued upon any conversion. In lieu of any fractional share of Conversion Stock that would have been issuable upon any conversion, the Corporation will pay the holder of the Conversion Stock the Fair Market Value of such fractional share.

(vi)         Conversion Fees. The issuance of certificates for shares of Conversion Stock upon conversion of Preferred Stock will be made without charge.

(vii)        Books of the Corporation. The Corporation will not close its books against the transfer of Preferred Stock or Conversion Stock issued or issuable upon conversion of Preferred Stock in any manner which interferes with the conversion of Preferred Stock.

B.           Adjustment of Conversion Price. In order to prevent dilution of the conversion rights granted under this Section, the Conversion Price will be subject to adjustment from time to time pursuant to this Section 4B.5B.

(i)           Subdivision or Combination of Common Stock; Dissolution.

(a)          If the Corporation at any time or from time to time following the Original Issue Date subdivides (by any reclassification, stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares (without a corresponding change to the Series A Stock), the Conversion Price in effect immediately prior to such subdivision will, concurrently with the effectiveness of such subdivision, be proportionately reduced, and if the Corporation at any time combines (by reclassification, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares (without a corresponding change to its Preferred Stock), the Conversion Price in effect immediately prior to such combination will, concurrently with the effectiveness of such combination, be proportionately increased. In the event of any such reclassification, stock split, stock dividend or subdivision, each Series A Holder and Series B Holder shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Preferred Stock could have been converted immediately prior to such recapitalization, reclassification, stock split, subdivision or other change, all subject to further adjustment as provided herein or as provided by the terms of such other securities or property.

(b)          In the event of a judicial or non-judicial dissolution of the Corporation, the conversion rights and privileges of the Series A Holders and Series B Holders shall terminate on a date, as fixed by the Board of Directors of the Corporation, not more than 30 days and not less than 3 days before the date of such dissolution; provided that the Series A Holders and Series B Holders receive at least 45 days prior notice of such dissolution setting forth in detail the material terms of dissolution.

(ii)          Reorganizations, Mergers or Consolidations. If at any time or from time to time after the Original Issue Date, there is a capital reorganization of the Common Stock (without a corresponding change to the Preferred Stock) or the merger or consolidation of the Corporation with or into another corporation or another entity or person, as a part of such capital reorganization, merger or consolidation, provision shall be made so that the Preferred Stock Holders shall thereafter be entitled to receive, upon conversion of the Preferred Stock Stock, the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger or consolidation, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4B.5 with respect to the rights of the Preferred Stock Holders after the capital reorganization to the end that the provisions of this Section 4B.5 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

(iii)         Other Adjustments. The Conversion Price of Series A Stock issued by the Company to the 2005 Investors shall also be subject to other adjustments, as follows:

(a)          General.

(x)          In any case to which Sections 4B.5B(i) and 4B.5B(ii) hereof are not applicable, except as set forth below, where the Corporation shall issue or sell shares of its Common Stock after the Original Issue Date for a consideration per share (after subtracting the Fair Market Value of any securities or other assets transferred by the Corporation in units or otherwise together with such Common Stock (“Additional Assets”)) that is less than the Conversion Price in effect at the time of issuance or sale of such additional shares (such lower consideration per share, the “Issuance Price”), then the Conversion Price in effect hereunder shall simultaneously with such issuance or sale be reduced to an amount equal to the Issuance Price; provided that in the event the Issuance Price would be less than the Benchmark Price (as hereinafter defined), the Conversion Price shall be the Benchmark Price, as further adjusted pursuant to Section 4B.5B(iii)(a)(y).

(y)          To the extent that the Issuance Price shall be less than the lower of the Benchmark Price or the Conversion Price then in effect (the “Weighted Average Price”), the Conversion Price per share in effect hereunder shall simultaneously with such issuance or sale be further reduced to a price determined by multiplying the Weighted Average Price by the quotient of (1) an amount equal to (x) the total number of shares of Common Stock outstanding immediately prior to such issuance or sale, assuming conversion or exercise of all Convertible Securities and Options that are convertible or exercisable (as the case may be) at a price below the Weighted Average Price, multiplied by the Weighted Average Price (or, in the event of further adjustments, the Conversion Price in effect hereunder immediately prior to such issuance or sale), plus (y) the consideration, if any, received by the Corporation upon such issuance or sale, divided by (2) the total number of shares of Common Stock outstanding immediately after issuance or sale of such additional shares, assuming conversion or exercise of all Convertible Securities or Options that are convertible or exercisable (as the case may be) at a price below the Weighted Average Price, multiplied by the Weighted Average Price.

(z)          This Section 4B.5B(iii) shall not apply to the issuance of (i) all shares of Common Stock issued or issuable to employees, directors or consultants pursuant to any equity compensation plan that is in effect on the date hereof, (ii) all shares of Common Stock issued or issuable to employees, directors or consultants pursuant to any equity compensation approved by the Corporation’s Board of Directors, including the Series A Director, (iii) all shares of Common Stock issued or issuable to bona fide leasing companies, strategic partners, or major lenders, (iv) all shares of Common Stock issued or issuable as the purchase price in a bona fide acquisition or merger or other strategic transaction with an unaffiliated party (including reasonable fees paid in connection therewith), or (v) all shares of Common Stock issued upon conversion or exercise of Options or other Convertible Securities outstanding on the date hereof.

(b)          Convertible Securities.

(x)          In case the Corporation shall issue or sell any securities convertible into Common Stock of the Corporation (“Convertible Securities”) (including without limitation Additional Assets) after the Original Issue Date, there shall be determined the price per share for which Common Stock is issuable upon the conversion or exchange thereof, such determination to be made by dividing (1) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the then-current minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (2) the maximum number of shares of Common Stock of the Corporation issuable upon the conversion or exchange of all of such Convertible Securities for such then-current minimum aggregate amount of additional consideration.

(y)          If the price per share so determined shall be less than the applicable Conversion Price, then such issue or sale shall be deemed to be an issue or sale for cash (as of the date of issue or sale of such Convertible Securities) of such maximum number of shares of Common Stock at the price per share so determined, provided that, if such Convertible Securities shall by their terms provide for an increase or increases or decrease or decreases with the passage of time or otherwise, in the amount of additional consideration, if any, to the Corporation, or in the rate of exchange, upon the conversion or exchange thereof, the adjusted Conversion Price shall, forthwith upon any such increase or decrease becoming effective, be readjusted to reflect the same, and provided further, that upon the expiration of such rights of conversion or exchange of such Convertible Securities, if any thereof shall not have been exercised, the adjusted Conversion Price shall forthwith be readjusted and thereafter be the price which it would have been had an adjustment been made on the basis that the only shares of Common Stock so issued or sold were those actually issued or sold upon the conversion or exchange of such Convertible Securities, and that they were issued or sold for the consideration actually received by the Corporation upon such conversion or exchange, plus the consideration, if any, actually received by the Corporation for the issue or sale of all of such Convertible Securities.

(c)          Rights and Options.

(x)          In case the Corporation shall grant any rights, warrants or options to subscribe for, purchase or otherwise acquire Common Stock (collectively, “Options”) after the Original Issue Date, there shall be determined the price per share for which Common Stock is issuable upon the exercise of such Options, such determination to be made by dividing (1) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of such Options, by (2) the maximum number of shares of Common Stock of the Corporation issuable upon the exercise of such Options for such minimum aggregate amount of additional consideration.

(y)          If the price per share so determined shall be less than the applicable Conversion Price, then the granting of such Options shall be deemed to be an issue or sale for cash (as of the date of the granting of such Options) of such maximum number of shares of Common Stock at the price per share so determined, provided that, if such Options shall by their terms provide for an increase or increases or decrease or decreases, with the passage of time or otherwise, in the amount of additional consideration payable to the Corporation upon the exercise thereof or in the maximum number of shares of Common Stock issuable, the adjusted Conversion Price shall, forthwith upon any such increase or decrease becoming effective, be readjusted to reflect the same, and provided, further, that upon the expiration of such Options, if any thereof shall not have been exercised, the adjusted Conversion Price shall forthwith be readjusted and thereafter be the price which it would have been had an adjustment been made on the basis that the only shares of Common Stock so issued or sold were those actually issued or sold upon the exercise of such Options and that they were issued or sold for the consideration actually received by the Corporation for the granting of all such Options, whether or not exercised.

(iv)         Certain Events. If any event occurs of the type contemplated by the provisions of this Section 4.B5 but not expressly provided for by such provisions, then the Board of Directors of the Corporation will make an adjustment in the Conversion Price so as to protect equitably the rights of the Series A Holders and Series B Holders.

(v)	Notices, Regarding Change in Conversion Price or Otherwise.

(a)          Immediately upon any adjustment of the Conversion Price with respect to the Preferred Stock, the Corporation will send written notice thereof to all affected Preferred Stock Holders.

(b)          The Corporation will send written notice to all Preferred Stock Holders at least twenty (20) days prior to the date on which the Corporation (x) closes its books or takes a record (1) with respect to any dividend or distribution upon Common Stock, (2) with respect to any pro rata subscription offer to holders of Common Stock, or (3) for determining rights to vote on or approve any matter, (y) proposes to take any action on which the Preferred Stock Holders are entitled to vote pursuant to Section 4B.3 or (z) enters into, agrees to enter into or is subject to a Material Event as described in Section 4B.4B.

(c)          All notices and other communications from the Corporation to a Preferred Stock Holder shall include all material information concerning any action, proposed action or other matter referred to in the notice or communication and shall be (x) mailed by first class registered or certified mail, postage prepaid, (y) faxed (with confirmation) or (z) e-mailed (with receipt confirmed), at such address, fax number or e-mail address (as the case may be) as may have been furnished to the Corporation in writing by such holder, or, until an address, fax number or e-mail address is so furnished, to and at the address, fax number or e-mail address of the last holder who has so furnished an address, fax number or e-mail address to the Corporation.

C.           Converted Shares. Any shares of Preferred Stock which are converted pursuant to this Section 4B.5 will be canceled and will not be reissued, sold or transferred.

D.           Series B Stock. The Series B Stock is subject to exchange pursuant to the Subscription Agreement between the Company and the purchasers thereof.

4B.6.      Miscellaneous.

A.           Registration of Transfer. The Corporation will keep at its principal office a register for the registration of Preferred Stock. Upon the surrender of any certificate representing Preferred Stock at such place, the Corporation will, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.

B.           Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate representing the number of shares represented by such lost, stolen, destroyed or mutilated certificate.

C.           Definitions. For purposes hereof:

“Additional Assets” has the meaning set forth in Section 4B.5B(iii)(a).

“Benchmark Price” shall mean $7.487, subject to equitable adjustment in the event of any change in the Conversion Price pursuant to Sections 4B.5B(i) or 4B.5B(ii).

“Conversion Price” shall initially mean the purchase price paid to the Company for the issuance of the Series A Stock and the Series B Stock (taking into account any additional shares of Series B Stock issued to the Series B Holder pursuant to its Subscription Agreement and averaging the purchase price over all such shares), and shall be subject to adjustment from time to time in accordance with the provisions of Section 4B.5B.

“Conversion Stock” shall mean the Common Stock or other securities issuable upon conversion of the Preferred Stock as determined in accordance with the provisions of Section 4.5.

“Convertible Securities” shall have the meaning set forth in Section 4.5B(iii)(b)(x).

“Determination Date” means any particular date chosen for the determination of the Fair Market Value of a share of Common Stock or Additional Asset.

“Fair Market Value” of a share of Common Stock or Additional Asset as of a Determination Date shall mean: (i), in the case of Common Stock:

(a)          if the Corporation’s Common Stock is traded on an exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) National Market System or the NASDAQ SmallCap Market, then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date;

(b)          if the Common Stock is not traded on an exchange or on the NASDAQ National Market System or the NASDAQ SmallCap Market but is traded in the over-the-counter market, then the mean of the closing bid and asked prices reported for the last business day immediately preceding the Determination Date;

(c)          except as provided in clause (d) below, if the Common Stock is not publicly traded, then as the holder and the Corporation agree or in the absence of agreement by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen by the Corporation (and reasonably acceptable to the Series A Director, or, if no Series A Director is then serving, the majority in interest of the Series A Holders) from a panel of persons qualified by education and training to pass on the matter to be decided; and

(d)          if the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Corporation’s Certificate of Incorporation, as amended, then all amounts to be payable per share to holders of the Common Stock pursuant to the Certificate of Incorporation in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the Certificate of Incorporation, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of the Warrants are outstanding at the Determination Date;

and (ii), in the case of Additional Assets, the fair market value of such Additional Assets as reasonably determined by the Board of Directors of the Corporation, without,

“2005 Investors” shall mean the investors or their permitted legal successors party to the Unit Subscription Agreement dated as of January 31, 2005 between the Corporation and the investors party thereto (pursuant to which Series A Stock was issued).

“2007 Investors” shall mean the investors or their permitted legal successors party to the placing Letters with Ludgate Investments Limited dated as of February 16, 2007 (pursuant to which Series A Stock was issued).

“Issuance Price” shall have the meaning set forth in Section 4B.5B(iii)(a).

“Junior Securities” means the Common Stock and any equity securities of any kind (but not including any debt securities convertible into equity securities) which the Corporation or any Subsidiary at any time issues or is authorized to issue other than the Series A Stock, unless the terms of such security explicitly state that such security shall be senior to or on a par with the Series A Stock.

“Liquidation Value” means, with respect to any share of Series A Stock or Series B Stock as of any particular date, the purchase price paid to the Company for the issuance of the Series A Stock or Series B Stock (taking into account any additional shares of Series B Stock issued to the Series B Holder pursuant to its Subscription Agreement and averaging the purchase price over all such shares), subject to adjustment for any and all recapitalizations, reclassifications, stock splits, reverse stock splits, stock dividends, subdivisions, combinations or similar events .

“Material Event” shall have the meaning set forth in Section 4B.4B.

“Options” shall have the meaning set forth in Section 4B.5B(iii)(c)(x).

“Original Issue Date” means January 31, 2005.

“Person” and “person” means an individual, a partnership, a corporation, a limited liability company, a trust, a joint venture, an unincorporated organization and a government or any department or agency thereof.

“QIPO” shall mean a firm commitment underwritten public offering of shares of Common Stock at a price per share of Common Stock in excess of the 2007 Investors’ then-applicable Conversion Price.

“Required Holders” with respect to the Series A Stock or Series B Stock shall mean the owners of a majority of the outstanding shares of the Series A Stock or Series B Stock, respectively .

“Reorganization” shall have the meaning set forth in Section 4B.4B.

“2005 Series A Director” shall have the meaning set forth in Section 4B.3B.

“2007 Series A Director” shall have the meaning set forth in Section 4B.3B.

“Series A Holder” shall mean a registered holder of Series A Stock.

“Series B Holder” shall mean a registered holder of Series B Stock.

“Series Issuance Price” means the price paid to the Company for the issuance of the Series A Stock or Series B Stock (taking into account any additional shares of Series B Stock issued to the Series B Holder pursuant to its Subscription Agreement and averaging the purchase price over all such shares).

“Subsidiary” means any corporation of which the shares of stock having a majority of the general voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Corporation either directly or indirectly through Subsidiaries.

“Warrants” means the Warrants exercisable for the purchase of the Common Stock, issued to the Investors pursuant to the Unit Subscription Agreement, dated as of January 31, 2005, between the Corporation and the Investors.

D.           Amendment and Waiver. No amendment, modification or waiver will be binding or effective with respect to any provision of this Article IV adversely affecting the rights of the holders of the Series A Stock without the prior approval of the Required Holders provided further that in the case of an amendment, modification or waiver with respect to any provision of Section 4B.5B(iii), the Required Holders shall include a majority in interest of the 2005 Investors.

E.           Generally Accepted Accounting Principles. When any accounting determination or calculation is required to be made, such determination or calculation (unless otherwise provided) will be made in accordance with generally accepted accounting principles, consistently applied.

F.           Consideration Other Than Cash. In any case where the consideration received by this Corporation is other than cash, its value will be deemed its fair market value as determined in good faith by the Board of Directors. Any securities shall be valued as follows:

(i)           Securities not subject to investment letter or other similar restrictions on free marketability covered by (ii) below: (a) if the principal trading market for such securities is an exchange, the average of the high reported sale prices per share of such securities for the last five previous trading days in which a sale was reported, as officially reported on any consolidated tape, (b) if the principal market for the Common Stock is the over-the-counter market, the average of the high reported sale prices per share on such trading days as set forth by such market or, (c) if such securities are not quoted by such over-the-counter market, the average of the average of the mean of the bid and asking prices per share on such trading days as set forth in the National Quotation Bureau sheet listing such securities for such days. Notwithstanding the foregoing, if there is no reported high sale price, as the case may be, reported on any of the ten trading days preceding the event requiring a determination of fair market value hereunder, then the fair market value shall be the average of the high bid and asked prices for such days; and if there is no reported high bid and asked prices, as the case may be, reported on any of the ten trading days preceding the event requiring a determination of fair market value hereunder, then the fair market value shall be determined in good faith by resolution of the Board of Directors of the Corporation, based on the best information available to it; provided that in the event of a dispute of the Board of Director’s determination, the fair market value shall be determined by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen by the Corporation from a panel of persons qualified by education and training to pass on the matter to be decided.

(ii)          The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in clauses (i) (a), (b) or (c) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

G.           Preemptive Rights. The Common Stockholders and the Series A Stockholders shall have such preemptive rights as are set forth in those certain Investor Rights Agreement and Stockholders Agreement, among the Corporation and certain of its stockholders, each dated January 31, 2005, as each may be amended.

ARTICLE V

Stockholder Action

Stockholders of the Corporation shall take action by (i) meetings held pursuant to this Third Amended and Restated Certificate of Incorporation and the ByLaws or (ii) written consent in lieu a meeting pursuant to the provisions of Section 228 of the GCL. Meetings of stockholders may be held within or without the State of Delaware, as the ByLaws may provide. Special meetings of the stockholders, for any purpose or purposes, may be called by the Board of Directors of the Corporation or by the holders of at least 50% of the outstanding shares of capital stock of the Corporation. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the ByLaws of the Corporation.

ARTICLE VI

Creditors

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of the GCL order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs.

If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

ARTICLE VII

Section 203 of the GCL

The Corporation expressly elects not to be governed by Section 203 of the GCL.

ARTICLE VIII

Management of Business of the Corporation

For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

(a) The management of the business and the conduct of the affairs of the Corporation shall be vested in the Board of Directors, of which two members shall be the 2005 Series A Director and the 2007 Series A Director, subject to the limitations set forth in Section 4.3B above.

(b) The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Corporation’s ByLaws, provided that they do not infringe upon the rights of the Series A Holders under Section 4.3 above. The phrase “whole Board” and the phrase “total number of directors” shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

ARTICLE IX

ByLaws

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend, alter or repeal the ByLaws of the Corporation. Such power of the Board of Directors shall not divest the stockholders of the power, nor limit their power to adopt, amend, alter or repeal the ByLaws of the Corporation.

ARTICLE X

Limitation of Director Liability

To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and agents (and any other persons to which Delaware law permits the Corporation to provide indemnification) through ByLaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the GCL, subject only to limits created by applicable Delaware law (statutory or non-statutory).

To the fullest extent permitted by applicable law, the directors of the Corporation shall not be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 174 of the GCL or any amendment thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, such director (1) shall have breached the director's duty or loyalty to the Corporation or its stockholders, (2) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law, or (3) shall have derived an improper personal benefit. If the GCL is hereafter amended to authorize the further elimination or limitation of the liability of a director, the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. To the fullest extent permitted by applicable law, each person who was or is made a party or is threatened to be made a party to or is in any way involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), including any appeal therefrom, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or a direct or indirect Subsidiary, or is or was serving at the request of the Corporation as a director or officer of another entity or enterprise, shall be indemnified and held harmless by the Corporation, and the Corporation shall advance all expenses incurred by any such person in defense of any such proceeding prior to its final determination, to the fullest extent authorized by the GCL. In any proceeding against the Corporation to enforce these rights, such person shall be presumed to be entitled to indemnification and the Corporation shall have the burden of proving that such person has not met the standards of conduct for permissible indemnification set forth in the GCL. The rights to indemnification and advancement of expenses conferred by this Article X shall be presumed to have been relied upon by the directors and officers of the Corporation in serving or continuing to serve the Corporation and shall be enforceable as contract rights. Said rights shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled. The Corporation may, upon written demand presented by a director or officer of the Corporation or of a direct or indirect Subsidiary, or by a person serving at the request of the Corporation as a director or officer of another entity or enterprise, enter into contracts to provide such persons with specified rights to indemnification, which contracts may confer rights and protections to the maximum extent permitted by the GCL, as amended and in effect from time to time. If a claim under this Article X is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce the right to be advanced expenses incurred in defending any proceeding prior to its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the GCL for the Corporation to indemnify the claimant for the amount claimed, but the claimant shall be presumed to be entitled to indemnification and the Corporation shall have the burden of proving that the claimant has not met the standards of conduct for permissible indemnification set forth in the GCL.

If the GCL is hereafter amended to permit the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment, the indemnification rights conferred by this Article X shall be broadened to the fullest extent permitted by the GCL, as so amended.

IN WITNESS WHEREOF, the undersigned, being the Chief Executive Officer of the Corporation, hereby certifies that the facts hereinafter stated are truly set forth, and accordingly executes this Amended and Restated Certificate of Incorporation this __ day of March, 2009.

Dr. Harold Jacob, CEO